Exhibit 23.1

Consent of Independent

Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-46030) on Form S-8 of InnSuites Hospitality Trust and subsidiaries of our report dated May 5, 2005, appearing in this Annual Report on Form 10-K as of January 31, 2005 and for the year then ended.

/s/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
May 5, 2005